UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2014

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway,

Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 18, 2014, the Board of Directors (the “Board”) of Sysco Corporation (the “Company” or “Sysco”) elected Thomas L. Bené as Executive Vice President and President, Foodservice Operations of the Company effective January 1, 2015, following the previously announced retirement of Michael W. Green scheduled for December 31, 2014. Sysco first publicly announced Mr. Green’s intention to retire via press release on August 5, 2014. On November 21, 2014, Sysco issued the attached press release regarding Mr. Bené’s election.

Mr. Bené, age 52, has served as Executive Vice President and Chief Commercial Officer of the Company since September 1, 2013 and Executive Vice President, Chief Merchandising Officer from May 2013 to September 2013. Prior to joining Sysco, Mr. Bené served as President of PepsiCo Foodservices from 2011 until 2013. Between 2008 and 2011, he held various senior roles with PepsiCo, including President, Pepsi-Cola North American Beverages; SVP, Sales and Franchise Development; President, PepsiCo Foods & Beverages, Canada; and Chief Operating Officer, South Beach Beverage Co. Mr. Bené joined PepsiCo in 1989 after working for American Hospital Supply.

There is no arrangement or understanding with any person pursuant to which Mr. Bené is being elected as Executive Vice President and President, Foodservice Operations. There are no family relationships between Mr. Bené and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Bené does not have a written employment agreement. He receives an annual base salary commensurate with his duties, and his annual base salary will be increased to $725,000, effective January 1, 2015. As a participant in the Company’s annual incentive plan, Mr. Bené is eligible for an annual bonus, and his target annual incentive opportunity for fiscal 2015 will be increased to 125% of his annual base salary, effective January 1, 2015. Mr. Bené also is eligible to participate in the Company’s stock-based incentive plans and other benefit plans and arrangements available to Company officers and employees, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 8, 2014.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) held on November 19, 2014, Sysco’s stockholders elected each of the Company’s director nominees, who had been nominated to serve until the Company’s 2015 Annual Meeting of Stockholders. John M. Cassaday was re-elected with 93.45% of the votes cast, Judith B. Craven was re-elected with 94.07% of the votes cast, William J. DeLaney was re-elected with 99.24% of the votes cast, Larry C. Glasscock was re-elected with 84.96% of the votes cast, Jonathan Golden was re-elected with 90.66% of the votes cast, Joseph A. Hafner, Jr. was re-elected with 98.79% of the votes cast, Hans-Joachim Koerber was re-elected with 99.02% of the votes cast, Nancy S.

Newcomb was re-elected with 99.15% of the votes cast, Richard G. Tilghman was re-elected with 98.66% of the votes cast, and Jackie M. Ward was re-elected with 97.81% of the votes cast. The stockholders also approved the adoption of the Sysco Corporation 2015 Employee Stock Purchase Plan (the “ESPP”) and the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2014 proxy statement, and ratified the appointment of Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2015. The adoption of the ESPP was approved by 98.78% of the votes cast, the stockholder vote on executive compensation was approved by 92.74% of the votes cast, and the ratification of the appointment of the independent registered public accounting firm for fiscal 2015 was approved by 98.88% of the votes cast. With respect to each item, the number of votes cast includes all “for” and “against” votes, and abstentions and broker non-votes are disregarded with respect to each item.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John M. Cassaday	408,444,945	28,643,857	1,672,796	87,500,933
Judith B. Craven	411,193,786	25,903,686	1,664,126	87,500,933
William J. DeLaney	433,749,978	3,324,956	1,686,664	87,500,933
Larry C. Glasscock	371,347,932	65,715,901	1,697,765	87,500,933
Jonathan Golden	396,263,166	40,811,362	1,687,070	87,500,933
Joseph A. Hafner, Jr.	431,776,964	5,282,259	1,702,375	87,500,933
Hans-Joachim Koerber	432,701,878	4,294,503	1,765,217	87,500,933
Nancy S. Newcomb	433,385,522	3,712,460	1,663,616	87,500,933
Richard G. Tilghman	431,163,636	5,844,649	1,753,313	87,500,933
Jackie M. Ward	427,474,841	9,575,150	1,711,607	87,500,933

Proposal 2 – Approval of the adoption of the Sysco Corporation 2015 Employee Stock Purchase Plan, as a successor to Sysco’s 1974 Employees’ Stock Purchase Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
430,971,664	5,336,485	2,453,449	87,500,933

Proposal 3 – Approval, by advisory vote, of the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2014 proxy statement

Votes For	Votes Against	Abstentions	Broker Non-Votes
403,226,090	31,561,837	3,973,671	87,500,933

Proposal 4 – Ratification of the appointment of Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2015

Votes For	Votes Against	Abstentions	Broker Non-Votes
516,562,965	5,841,364	3,858,202	—

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 21, 2014	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President-Corporate Affairs, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 21, 2014